   As Filed with the Securities and Exchange Commission on October 8, 1999
                                                     Registration No.  333-69287

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          ABOVENET COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                            4813                       77-0424796
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)      Identification Number)


                     -----------------------------------

                     50 W. SAN FERNANDO STREET, SUITE #1010
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 367-6666
                            (Address of registrant's
                          principal executive offices)


             ABOVENET COMMUNICATIONS INC. 1998 STOCK INCENTIVE PLAN
            ABOVENET COMMUNICATIONS INC. EMPLOYEE STOCK PURCHASE PLAN
                  ABOVENET COMMUNICATIONS INC. 1997 STOCK PLAN
               ABOVENET COMMUNICATIONS INC. 1996 STOCK OPTION PLAN
     SHARES ACQUIRED UNDER WRITTEN COMPENSATION AGREEMENT WITH SHERMAN TUAN
              SHARES AND OPTIONS GRANTED UNDER WRITTEN COMPENSATION
                        AGREEMENT WITH WARREN J. KAPLAN
                            (Full title of the Plans)

                        -----------------------------------

                                  SHERMAN TUAN
                             CHIEF EXECUTIVE OFFICER
                          ABOVENET COMMUNICATIONS INC.
                      50 W. SAN FERNANDO STREET, SUITE#1010
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 367-6666
           (Name, address, and telephone number of agent for service)
                         -----------------------------------
                                   Copies to:

                             ARNOLD L. WADLER, ESQ.
                               METROMEDIA COMPANY
                              ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000

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


                           REGISTRATION OF SECURITIES



     On September 8,1999, AboveNet Communications Inc. was merged with, and became a wholly owned subsidiary of, Metromedia Fiber Network, Inc. This post-effective Amendment No.1 to the Registration Statement on Form S-8 filed on December 18, 1998 by AboveNet is filed to deregister the shares of common stock, par value $.001 per share, of AboveNet previously registered on the Registration Statement on Form S-8 (File No. 333-69287) and which have not been issued as of the date hereof.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and, pursuant to Rule 478 under the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 8, 1999.

                                              ABOVENET COMMUNICATIONS INC.


                                              By: /s/ Sherman Tuan
                                                 -----------------------------
                                                 Sherman Tuan
                                                 Chief Executive Officer




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